Exhibit 10.6

CUSTODY AGREEMENT

AGREEMENT, dated as of November 18, 2008 between each entity listed on Exhibit A hereto, each such entity having its principal office and place of business at 5251 DTC Parkway, Suite 1000, Greenwood Village, CO 80111 (”Keating Capital”) and Steele Street Bank & Trust, a Colorado corporation authorized to do a banking business having its principal office and place of business at 55 Adams Street, Denver, CO 80206 (“Custodian”).

W I T N E S S E T H:

That for and in consideration of the mutual promises hereinafter set forth Keating Capital and Custodian agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1. “Authorized Person” shall be any person, whether or not an officer or employee of Keating Capital, duly authorized by Keating Capital’s board to execute any Certificate or to give any Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

2. “Bank Affiliate” shall mean any office, branch or subsidiary of Steele Street Bank & Trust

3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

4. “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

5. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of Keating Capital by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

6. “Certificated Security” shall mean a promissory note or other debt obligation or a warrant or similar right to purchase shares, each in physical form and from time to time contained in a Loan Document File (as hereinafter defined) or otherwise delivered to Custodian pursuant to this Agreement or held at a Subcustodian.

7. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

8. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to Keating Capital from time to time, and (d) the respective successors and nominees of the foregoing.

9. “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to, and agreed upon by, Keating Capital from time to time, and (d) the respective successors and nominees of the foregoing.

10. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder.

11. “Loan Document File” shall mean a hard copy file, which Keating Capital represents contains Loan Documents (as hereinafter defined), delivered to and received by Custodian hereunder.

12. “Loan Documents” shall mean all documents and instruments relating to any Loans (as hereinafter defined), including, without limitation, loan or credit agreements, assignment and acceptance agreements, promissory notes, deeds, mortgages and security agreements contained in a Loan Document File.

13. “Loans” shall mean loans or loan commitments by Keating Capital to its customers.

14. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

15. “Series” shall mean the various portfolios, if any, of Keating Capital listed on Schedule II hereto, and if none are listed references to Series shall be references to Keating Capital.

16. “Securities” shall mean any common stock and other equity securities, bonds, debentures, promissory notes and other debt securities and warrants or any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein whether constituting a Certificated Security or held in book-entry form in a Depository or a Foreign Depository.

17. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to, and agreed upon by, Keating Capital from time to time, and their respective successors and nominees.

18. “Uncertificated Securities” shall mean any Securities which are not Certificated Securities.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS

1.  (a)     Keating Capital hereby appoints Custodian as custodian of all Securities, cash and Loan Documents at any time delivered to Custodian during the term of this Agreement.  Except as otherwise agreed, Certificated Securities shall be held in registered form in Keating Capital’s name.  Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash and Loan Document Files as provided herein.  Custodian shall maintain books and records segregating the assets of Keating Capital from the assets of any other Custodian clients.  Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of Keating Capital.  All Loan Document Files (and any Certificated Securities that may be contained therein) shall be maintained and held by Custodian in its vaults or the vaults of a Subcustodian.

 (b)  The Custodian is hereby authorized to sweep any funds which are otherwise uninvested into a money market fund (“Money Fund”) designated by Keating Capital herein, or as changed from time to time in writing. Keating Capital hereby designates the Goldman Sachs Financial Square Treasury Instruments Fund as the Money Fund for investment of otherwise uninvested cash until further notice is provided by Keating Capital to the Custodian.

 (c)  Custodian may from time to time establish on its books and records such sub-accounts within each Account as Keating Capital and Custodian may agree upon (each a “Special Account”), and Custodian shall reflect therein such assets as Keating Capital may specify in a Certificate or Instructions.

 (d)  Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions as Keating Capital and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as Keating Capital may specify in a Certificate or Instructions.

2.  Keating Capital hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Instructions by Keating Capital, that:

 (a)  It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

 (b)  This Agreement has been duly authorized, executed and delivered by Keating Capital, approved by a resolution of its board, constitutes a valid and legally binding obligation of Keating Capital, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

 (c)  It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to Keating Capital;

 (d)  To the extent applicable, its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the “40 Act”), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of the 40 Act and Rule 17f-5 thereunder;

 (e)  To the extent applicable, Keating Capital or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 40 Act;

 (f)  It is fully informed of the protections and risks associated with various methods of transmitting Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with extreme care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized,  and may be acted upon as given;

 (g)  Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates or Instructions pursuant to this Agreement shall at all times comply with the 40 Act;

 (h)  It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose;

 (i)  It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority; and

 (j)  Each Loan Document File delivered to Custodian hereunder shall contain all relevant Loan Documents pertaining to the Loan to which it relates.

ARTICLE III
CUSTODY OF SECURITIES AND RELATED SERVICES

1.  (a)     Subject to the terms hereof, Keating Capital hereby authorizes Custodian to hold any Securities received by it from time to time for Keating Capital’s account.  Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder.  Uncertificated Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians.  Subcustodians may be authorized to hold Uncertificated Securities in Foreign Depositories in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Uncertificated Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers.  Custodian shall identify on its books and records the Securities and cash belonging to Keating Capital, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians.  Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired.  Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”).  In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after Keating Capital’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the 40 Act and Rule 17f-5 thereunder.

 (b)  Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of Keating Capital by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

 (c)  With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Uncertificated Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by Keating Capital, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

 (d)  With respect to each Foreign Depository, Keating Capital acknowledges and understand there are inherit risks and Custodian shall cooperate with Keating Capital to monitoring such risks. , Keating Capital acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks.  As used herein the term “Country Risks” shall mean with respect to any Foreign Depository:  (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2.  Custodian shall furnish Keating Capital, if requested, with an advice of daily transactions (including a confirmation of each transfer of Securities) and shall always furnish Keating Capital  with a monthly summary of all transfers to or from the Accounts.

3.  With respect to all Uncertificated Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a)  Receive all income and other payments and advise Keating Capital as promptly as practicable of any such amounts due but not paid;

(b)  Present for payment and receive the amount paid upon all Uncertificated Securities which may mature and advise Keating Capital as promptly as practicable of any such amounts due but not paid;

(c)  Forward to Keating Capital copies of all information or documents that it may actually receive from an issuer of Uncertificated Securities which, in the reasonable opinion of Custodian, are intended for the beneficial owner of Uncertificated Securities;

(d)  Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)  Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f)  Endorse for collection checks, drafts or other negotiable instruments.

(g) (i)       Custodian shall notify Keating Capital of rights or discretionary actions with respect to Uncertificated Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Uncertificated Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Keating Capital.

 (ii)      Whenever Uncertificated Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on Keating Capital or provide for discretionary action or alternative courses of action by Keating Capital, Keating Capital shall be responsible for making any decisions relating thereto and for directing Custodian to act.  In order for Custodian to act, it must receive Keating Capital’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Uncertificated Securities (or such earlier date or time as Custodian may specify to Keating Capital).  Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Uncertificated Securities.

(h)  All voting rights with respect to Uncertificated Securities, however registered, shall be exercised by Keating Capital or its designee.  Custodian will make available to Keating Capital proxy voting services upon the request of, and for the jurisdictions selected by, Keating Capital in accordance with terms and conditions to be mutually agreed upon by Custodian and Keating Capital.

(i)  Custodian shall promptly advise Keating Capital upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Uncertificated Securities of the relevant class.  If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Uncertificated Securities in which Keating Capital has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Uncertificated Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

4.  With respect to all Certificated Securities held hereunder, Keating Capital shall, unless otherwise agreed in writing to the contrary:

(a)  Cause the issuer of any Certificated Security to deposit with Custodian (by means of a check or draft payable to Custodian or its nominee or by wire transfer) all income and other payments or distributions on or with respect to such Certificated Security and advise Custodian in a Certificate of the amount to be received and if such amount relates to a particular Loan Document File, the identity of such Loan Document File;

(b)  Direct Custodian in a detailed Certificate to present for payment on the date and at the address specified therein the Certificated Securities specified therein whether at maturity or for redemption, and to hold hereunder such amounts paid on or with respect to such particular Certificated Securities as Custodian may receive;

(c)  Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(d)  Cause the issuer to deposit with Custodian to be held hereunder such additional Certificated Securities or rights as may be issued with respect to any Certificated Securities credited to an Account hereunder and advise Custodian in a detailed Certificate, if the Certificated Securities are to be held in a particular Loan Document File;

(e)  Be solely responsible for the exercise of rights or discretionary actions with respect to Certificated Securities held hereunder; and

(f)  Exercise all voting rights with respect to Certificated Securities.

5.  Custodian shall have no duty or obligation to notify Keating Capital of any rights or discretionary corporate action relating to a Certificated Security nor shall Custodian have any responsibility or liability in connection with the exercise of such rights or discretionary actions. Custodian shall have no duty or obligation to notify Keating Capital of any proxy solicitation with respect to a Certificated Security nor shall Custodian have any responsibility or liability relating to such proxy voting.

6.  Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

7.  Keating Capital shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash, Securities or Loan Document Files held on behalf of Keating Capital or any transaction related thereto.  Keating Capital shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Keating Capital (including any payment of Tax required by reason of an earlier failure to withhold).  Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Uncertificated Security and any proceeds or income from the sale, loan or other transfer of any Uncertificated Security.  In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of Keating Capital, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify Keating Capital of the additional amount of cash (in the appropriate currency) required, and Keating Capital shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein.  In the event that Keating Capital notifies Custodian that it reasonably believes that Keating Capital is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Keating Capital under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from Keating Capital all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Keating Capital notifies Custodian that it reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Keating Capital to Custodian hereunder.  Keating Capital hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Keating Capital, its successors and assigns notwithstanding the termination of this Agreement.

8.  (a)     For the purpose of settling Securities transactions, transactions relating to Loan Document Files and foreign exchange transactions, Keating Capital shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction.  Custodian shall provide Keating Capital with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories.  Such funds shall be in U.S. dollars.

 (b)  Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a Bank Affiliate acting as principal or otherwise through customary banking channels.  Keating Capital may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to Keating Capital.  Keating Capital shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

 (c)  To the extent that Custodian has agreed to provide pricing or other information services for Securities hereunder (other than Certificated Securities contained in a Loan Document File), Custodian is authorized to utilize any vendor designated by Keating Capital (including brokers and dealers of Securities) to provide such information. Keating Capital understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material. Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Custodian in a Certificate regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith.

9.  Except as otherwise provided by law, no person (other than an officer or employee of Custodian or a Subcustodian) shall be authorized or permitted to have access to the Securities, Loan Document Files and Loan Documents held in custody hereunder, except pursuant to a resolution of Keating Capital’s board of directors.  Each such resolution shall designate not more than five persons who shall be either officers or employees of Keating Capital and shall provide that access to such Securities, Loan Document Files and Loan Documents shall be limited to two or more such persons jointly, at least one of whom shall be an officer of Keating Capital; except that access to such Securities, Loan Document Files and Loan Documents shall be permitted to Keating Capital’s independent public accountants jointly with any two persons so designated or with an officer or employee of Custodian.  Loan Documents, Loan Document Files and Certificated Securities may be withdrawn from custody hereunder pursuant to such authority granted by Keating Capital’s board of directors in connection with the sale, exchange, redemption, maturity or conversion, the exercise of warrants or rights, assents to changes in terms of a Loan or a Certificated Security or other transaction necessary or appropriate in the ordinary course of business relating to the management of Loans and Certificated Securities.

10.  Until such time as Custodian receives a Certificate to the contrary with respect to a particular Uncertificated Security, Custodian may release the identity of Keating Capital to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

1.  Promptly after each purchase or sale of Securities by Keating Capital, Keating Capital shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Instructions specifying all information Custodian may reasonably request to settle such purchase or sale.  Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2.  Keating Capital understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.  Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities.  Keating Capital assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

3.  Custodian may, as a matter of bookkeeping convenience or by separate agreement with Keating Capital, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor.  All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received.  Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
CUSTODY OF LOAN DOCUMENT FILES AND RELATED SERVICES

1.  Keating Capital shall be solely responsible for the servicing of all Loans.  Keating Capital shall cause all payments by or on behalf of borrowers under the Loans to be remitted to Custodian for credit to the Account.

2.  Keating Capital shall be solely responsible for maintaining all records of account activity relating to each Loan, including without limitation, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in the Loans.

3.  Keating Capital shall, upon origination, modification or other change in any Loan, promptly deliver or cause to be delivered to Custodian all relevant Loan Documents.  It is understood and agreed that Custodian will accept any file purporting to be a Loan Document File for custody hereunder “as is” and without any examination.  Custodian shall have no duty or responsibility to review any Loan Document File, to determine the contents thereof or to review or inspect any Loan Document and shall rely, without independent verification, on information provided by Keating Capital regarding the Loan Document Files. Under no circumstances will Custodian be required to issue a trust receipt (or similar instrument) with respect to the Loan Document Files or their contents.  Account statements will only reflect an inventory of the Loan Document Files that Custodian holds in custody hereunder without any representation as to the contents thereof.

4.  Keating Capital shall be solely responsible for the settlement of each purchase or sale of Loans.  Subject to Section 5 below, Keating Capital shall deliver to Custodian a Certificate specifying all Loan Document Files to be received or released in connection with such purchase or sale and any other relevant information concerning the custody of the Loan Document Files relating to the affected Loans.  Keating Capital assumes full responsibility for all credit risks associated with any such sale or purchase or any loss, damage or destruction of any Loan Documents or Loan Document Files in transit.

5.  No director, officer, employee or agent of Keating Capital shall have physical access to the Loan Document Files or be authorized or permitted to withdraw any Loan Documents nor shall Custodian deliver any Loan Documents to any such person, unless such access or withdrawal has been duly authorized pursuant to Section 9 of Article III hereof.

ARTICLE VI
OVERDRAFTS OR INDEBTEDNESS

1.  If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities or Loans specifically allocated to such Series, as set forth in a Certificate, Instructions, or if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if Keating Capital is for any other reason indebted to Custodian with respect to a Series, including any indebtedness to Bank Affiliates under Keating Capital’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to Keating Capital for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time.  In any event, Custodian shall immediately notify Keating Capital of such overdraft, along with the rate of interest to be charged, and shall not cause any interest to be accrued until such notice is actually received by Keating Capital.

ARTICLE VII
SALE AND REDEMPTION OF SHARES

1.  Whenever Keating Capital shall sell any shares issued by Keating Capital (“Shares”) it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

2.  Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

3.  Except as provided hereinafter, whenever Keating Capital desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares.  Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

ARTICLE VIII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1.  Whenever Keating Capital shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

2.  Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of Keating Capital specified therein.

ARTICLE IX
CONCERNING CUSTODIAN

1.  (a)     Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against Keating Capital, except those Losses arising out of Custodian’s own negligence or willful misconduct.  Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder.  With respect to any Losses incurred by Keating Capital as a result of the acts or any failures to act by any Subcustodian (other than a Bank Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to Keating Capital shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian).  In no event shall Custodian be liable to Keating Capital or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable:  (i) for acting in accordance with any Certificate or Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (iv) for conclusively presuming that all disbursements of cash directed by Keating Capital, whether by a Certificate or an Instruction, are in accordance with Section 2(i) of Article II hereof; (v) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (vi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vii) for the insolvency of any Subcustodian (other than a Bank Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its duties hereunder, any Foreign Depository; or (viii) for the contents of or deficiency in any Loan Document File, or (ix) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of Keating Capital, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

(b)  Custodian may enter into subcontracts, agreements and understandings with any Bank Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c)  Keating Capital agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Keating Capital, and any claims by a purchaser or transferee of any Loan Document File; provided however, that Keating Capital shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct.  This indemnity shall be a continuing obligation of Keating Capital, its successors and assigns, notwithstanding the termination of this Agreement.

2.  Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a)  Any Losses incurred by Keating Capital or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

(b)  The validity of the issue of any Securities purchased, sold, or written by or for Keating Capital, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(c)  The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(d)  The legality of the declaration or payment of any dividend or distribution by Keating Capital;

(e)  The legality of any borrowing by Keating Capital;

(f)  The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for Keating Capital against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of Keating Capital.  In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of Keating Capital are lent makes payment to it of any dividends or interest which are payable to or for the account of Keating Capital during the period of such loan or at the termination of such loan;

(g)  The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by Keating Capital; whether any broker, dealer, futures commission merchant or clearing member makes payment to Keating Capital of any variation margin payment or similar payment which Keating Capital may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount Keating Capital is entitled to receive, or to notify Keating Capital of Custodian’s receipt or non-receipt of any such payment; or

(h)  Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of Keating Capital and specifically allocated to a Series are such as properly may be held by Keating Capital or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by Keating Capital, whether or not involving Custodian, are such transactions as may properly be engaged in by Keating Capital.

3.  Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

4.  Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

5.  Keating Capital shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable.  Keating Capital shall reimburse Custodian for all costs associated with the conversion of Keating Capital’s Securities hereunder and the transfer of Securities and records kept in connection with this Agreement.  Keating Capital shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

(a)     As compensation for the Custodian’s services hereunder Keating Capital agrees to pay an annual fee according to the attached schedule with an annual minimum of $1,000.00. The Custodian is authorized to collect such fee by withdrawing the pro-rata portion of the annual amount from the custody account monthly and to reflect the payment on the statement for the custody account. Such fees are subject to change upon thirty days prior written notice provided to Fund.  Additionally, Keating Capital hereby acknowledges that Custodian will receive from the Money Fund sponsor a fee of .25 of 1% of the market value of amounts held in the Money Fund, calculated on the daily balances in the Money Fund.

6.  Custodian has the right to debit any cash account for any amount payable by Keating Capital in connection with any and all obligations of Keating Capital to Custodian.  In addition to the rights of Custodian under applicable law and other agreements, at any time when Keating Capital shall not have honored any of its obligations to Custodian, Custodian shall have the right, upon prior notice to Keating Capital, to retain or set-off, against such obligations of Keating Capital, any Securities or cash Custodian or a Bank Affiliate may directly or indirectly hold for the account of Keating Capital, and any obligations (whether matured or unmatured) that Custodian or a Bank Affiliate may have to Keating Capital in any currency or Composite Currency Unit.  Any such asset of, or obligation to, Keating Capital may be transferred to Custodian and any Bank Affiliate in order to effect the above rights.

7.  Keating Capital agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian.  Keating Capital agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian.  If Keating Capital elects to transmit Instructions through an on-line communications system offered by Custodian, Keating Capital’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto.  If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Keating Capital understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person, and Keating Capital shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian.  If Keating Capital elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, Keating Capital agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

8.  The books and records pertaining to Keating Capital which are in possession of Custodian shall be the property of Keating Capital.  Such books and records shall be prepared and maintained as required by the 40 Act and the rules thereunder. Keating Capital, or its authorized representatives (including its independent public accountant), shall have access to such books and records during Custodian’s normal business hours for purposes of inspection and, where appropriate, audit.  Upon the reasonable request of Keating Capital, copies of any such books and records shall be provided by Custodian to Keating Capital or its authorized representative.  Upon the reasonable request of Keating Capital, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

9.  It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect.  The Custodian shall provide Keating Capital with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as Keating Capital may reasonably request from time to time.

10.  Custodian shall have no duties or responsibilities whatsoever accept such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE X
TERMINATION

1.  Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by Keating Capital, it shall be accompanied by a copy of a resolution of the board of Keating Capital, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, Keating Capital shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of Keating Capital, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by Keating Capital, Custodian may designate a successor custodian, which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities, Loan Document Files and money then owned by Keating Capital and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2.  If a successor custodian is not designated by Keating Capital or Custodian in accordance with the preceding Section, Keating Capital shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities and Loan Document Files (other than Securities which cannot be delivered to Keating Capital) and money then owned by Keating Capital be deemed to be its own custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to Keating Capital to hold such Securities hereunder in accordance with this Agreement.

ARTICLE XI
MISCELLANEOUS

1.  Keating Capital agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Instructions of such present Authorized Persons.

2.  Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 55 Adams Street, Denver, CO 80206 or at such other place as Custodian may from time to time designate in writing.

3.  Any notice or other instrument in writing, authorized or required by this Agreement to be given to Keating Capital shall be sufficiently given if addressed to Keating Capital and received by it at its offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, CO 80111, or at such other place as Keating Capital may from time to time designate in writing.

4.  Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by Keating Capital and any amendment to Appendix I hereto need be signed only by Custodian.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

6.  This Agreement shall be construed in accordance with the substantive laws of the State of Colorado, without regard to conflicts of laws principles thereof. Keating Capital and Custodian hereby consent to the jurisdiction of a state or federal court situated in Denver, Colorado in connection with any dispute arising hereunder.  Keating Capital hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  Keating Capital and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7.  Keating Capital hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify Keating Capital.  Accordingly, prior to opening an Account hereunder Custodian will ask Keating Capital to provide certain information including, but not limited to, Keating Capital’s name, physical address, tax identification number and other information that will help Custodian to identify and verify Keating Capital’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  Keating Capital agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies Keating Capital’s identity in accordance with its CIP.

8.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, Keating Capital and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

Keating Capital, Inc.

By:	/s/ Timothy J. Keating
Title:	President and Chief Executive Officer

Steele Street Bank & Trust

By:	/s/ Dan Rich
Title:	Executive Vice President

EXHIBIT A

Keating Capital, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, CO 80111
Phone – (720) 889-0139
Fax – (303) 728-3539

Steele Street Bank & Trust
55 Adams Street
Denver, CO 80206
Phone – (303) 376-3881
Fax – (303) 376-3830

SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS
(Keating Capital - Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting Director and Officer of * (the “Fund”), and further certifies that the following officers or employees of Keating Capital have been duly authorized in conformity with Keating Capital’s Declaration of Trust and By-Laws to deliver Certificates and Instructions to Steele Street Bank & Trust (“Custodian”) pursuant to the Custody Agreement between Keating Capital and Custodian dated November 14, 2008, and that the signatures appearing opposite their names are true and correct:

Timothy J. Keating	President and CEO	/s/ Timothy J. Keating
Name	Title	Signature

Ranjit P. Mankekar	Chief Financial Officer	/s/ Ranjit P. Mankekar
Name	Title	Signature

Kyle L. Rogers	Chief Operating Officer	/s/ Kyle L. Rogers
Name	Title	Signature

Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

By:	/s/ Timothy J. Keating
Title: President and Chief Execute Officer

Date: November 18, 2008

SCHEDULE II

SERIES

BACKUP WITHHOLDING CERTIFICATION

(X)	Taxpayer I.D. Number - The Taxpayer Identification Number shown herein (Taxpayer I.D. Number) is my correct taxpayer identification number.

( )
Applied-For Taxpayer I.D. Number - A taxpayer identification number has not been issued to me, and I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the payor within 60 days, the payor is required to withhold 20 percent of all reportable payments thereafter made to me until I provide a number.

(X)
Backup Withholding - I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

( )	Exempt Recipients - I am an exempt recipient under the Internal Revenue Service Regulations.

( )	Nonresident Aliens - I am not a United States person, or if I am an individual, I am neither acitizen nor a resident of the United States.

Taxpayer Identification Number: 26-2582882

By signing below I certify under penalties of perjury the statements in this section are correct and valid.

By:	/s/ Timothy J. Keating
Title: President and Chief Execute Officer

OR ATTACH COMPLETED FORM W-9